Exhibit 99.1

For Further Information Contact

Harry J. Cynkus (404) 888-2922

FOR IMMEDIATE RELEASE

ROLLINS, INC. SCHEDULES DATE FOR RELEASE OF FOURTH QUARTER AND FULL-YEAR 2012 RESULTS

ATLANTA, GA — January 09, 2013 — Rollins, Inc. (NYSE: ROL), a premier North American consumer and commercial services company, today announced that it will release its fourth quarter and full-year financial results for the period ended December 31, 2012 on Wednesday, January 23, 2013.  In conjunction with its release, the Company will host a conference call to review the Company’s financial and operating results on Wednesday, January 23, 2013 at 9:00 a.m. Eastern Time.

Individuals wishing to participate in the conference call should call 800-762-8779 (domestic) or 480-629-9645 (internationally).  For interested individuals unable to join the call, a replay will be available until Wednesday, January 30, 2013 by dialing 800-406-7325 (domestic) or 303-590-3030 (internationally), passcode 4588006.  The conference call will also broadcast live over the Internet and can be accessed by all interested parties via a link provided on the Rollins, Inc. website at www.rollins.com.

Rollins Inc. is a premier North American consumer and commercial services company. Through its wholly owned subsidiaries, Orkin LLC., HomeTeam Pest Defense, Western Pest Services, Orkin Canada, The Industrial Fumigant Company, Waltham Services LLC., Crane Pest Control and Trutech LLC., the company provides essential pest control services and protection against termite damage, rodents and insects to more than 2 million customers in the United States, Canada, Central America, South America, the Caribbean, the Middle East, Asia, the Mediterranean, Europe, Africa and Mexico from more than 500 locations.  You can learn more about our subsidiaries by visiting our web sites at www.orkin.com, www.pestdefense.com, www.westernpest.com, www.orkincanada.ca, www.indfumco.com, www.walthamservices.com, www.cranepestcontrol.com, www.trutechinc.com and www.rollins.com. You can also find this and other news releases at www.rollins.com by accessing the news releases button.